Exhibit 4.6

EXECUTION COPY

AMENDMENT AND AGREEMENT

This Amendment and Agreement (this “Agreement/Amendment”) is made as of June 11, 2010 by RealD Inc., a Delaware corporation and the successor to Real D, a California corporation (the “Company”), each of the undersigned stockholders of the Company (collectively, the “Stockholders”) who are parties to the Amended and Restated Investors’ Rights Agreement of the Company dated as of December 24, 2007 (the “IRA”), and each of Drew Skarupa, Bob Mayson, and Joseph Peixoto (collectively, the “Additional Principals” and, collectively with the Company and the Stockholders, the “Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the IRA if defined therein.

RECITALS

A.                                   The Company and certain of its stockholders have entered into the IRA.

B.                                     The Company and the Stockholders desire to amend the IRA as provided in this Agreement/Amendment, and pursuant to Section 3.7 thereof they collectively represent the parties to the IRA necessary to so amend the IRA.

C.                                     The Parties desire to enter into this Agreement/Amendment on the terms and subject to the conditions contained herein and to make the other agreements set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.                                       Amendments to IRA. The Company and the Stockholders agree that the IRA is amended as follows:

1.1                                 The penultimate sentence of Section 1.2(b) of the IRA, which currently reads:

“Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated, first, among all Holders of Registrable Series C Securities and Registrable Series D Securities in proportion (as nearly as practicable) to the relative amount of such shares held by each such Holder, and, thereafter, among all other Holders in proportion (as nearly as practicable) to the relative amount of Registrable Securities of the Company requested to be registered by each such Holder; provided, however, that the number of shares of Registrable Series C Securities and Registrable Series D Securities to be included in such underwriting shall not be reduced unless all other securities (including Founders’ Shares) are first entirely excluded from the underwriting.”

is replaced in its entirety with the following:

“Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten in connection with a registration pursuant to this Section

1.2, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated in the following order of priority: (a) first, among (1) all Holders of Registrable Series C Securities and Holders of Registrable Series D Securities and (2) each Founder holding Founders’ Shares that are Registrable Securities for whom and to the extent that the Threshold Event has not occurred with respect to such Founder (but then only until the Threshold Event does occur with respect to such Founder), in proportion (as nearly as practicable) to the relative amount of such shares then held by each such Holder and Founder, and (b) thereafter, among all other Holders (including a Founder after the Threshold Event has occurred with respect to such Founder) in proportion (as nearly as practicable) to the relative amount of Registrable Securities of the Company then held by each such Holder; provided, however, that the number of shares of Registrable Series C Securities and Registrable Series D Securities (and, as applicable before and until the Threshold Event with respect to a Founder, Founders’ Shares of such Founder) to be included in such underwriting shall not be reduced unless all other securities (including Founders’ Shares of a Founder from and after the Threshold Event with respect to such Founder) are first entirely excluded from the underwriting; provided further that, notwithstanding any of the foregoing, it is agreed that the allocation of one or more Founders in any Public Offering may be partially or fully cutback by the underwriter managing such Public Offering if such underwriter determines that, for the success of such Public Offering, such cutback is necessary due to such Founder’s status as an officer of the Company, in which case such Founder’s allocation in such Public Offering shall be cutback as determined by such underwriter (but such Founder cutback shall not reduce the allocation of any of the Holders who are not Founders). This Section 1.2(b) shall apply mutatis mutandis as applicable to an underwriting pursuant to Section 1.12.”

1.2                                 The penultimate sentence of Section 1.8 of the IRA, which currently reads:

“If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the number of shares to be included in the underwriting shall be allocated, first, to the Company; second, among all Holders of Registrable Series C Securities and Registrable Series D Securities in proportion (as nearly as practicable) to the relative amount of such shares held by each such Holder; third, among the other Holders in proportion (as nearly as practicable) to the relative amount of Registrable Securities of the Company requested to be registered by each such Holder; and fourth, to any other holder of registrable securities.”

is replaced in its entirety with the following:

“If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the number of shares to be included in the underwriting shall be allocated in the following order of priority: (a) first, to the Company; (b) second, (i) in the IPO, among all Holders (including Founders) in

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proportion (as nearly as practicable) to the relative aggregate amount of Registrable Securities and Other Common Shares that they each then hold, and (ii) in all other Public Offerings, among (1) all Holders of Registrable Series C Securities and Holders of Registrable Series D Securities and (2) each Founder holding Founders’ Shares that are Registrable Securities for whom and to the extent that the Threshold Event has not occurred with respect to such Founder (but then only until the Threshold Event does occur with respect to such Founder), in proportion (as nearly as practicable) to the relative amount of such shares then held by each such Holder and Founder; (c) third, among the other Holders (including a Founder after the Threshold Event has occurred with respect to such Founder) in proportion (as nearly as practicable) to the relative amount of Registrable Securities of the Company then held by each such Holder; and (d) fourth, to any other holder of registrable securities; provided that, notwithstanding any of the foregoing, it is agreed that the allocation of one or more Founders in any Public Offering may be partially or fully cutback by the underwriter managing such Public Offering if such underwriter determines that, for the success of such Public Offering, such cutback is necessary due to such Founder’s status as an officer of the Company, in which case such Founder’s allocation in such Public Offering shall be cutback as determined by such underwriter (but such Founder cutback shall not reduce the allocation of any of the Holders who are not Founders).”

1.3                                    New definitions are added as Sections 1.1(p), (q) and (r) of the IRA that read as follows:

“(p)                      The term “Threshold Event” means, with respect to a Founder, such time that such Founder has sold in the IPO an amount of shares of Common Stock of the Company equaling 20% of such Founder’s Founders’ Shares held as of May 25, 2010, but if the Threshold Event does not occur in the IPO with respect to a Founder, then with respect to such Founder, the Threshold Event shall after the IPO instead be such time that such Founder has in the cumulative aggregate sold in one or more Public Offerings after the IPO an amount of shares of Common Stock of the Company equaling the lesser of (i) 10% of such Founder’s Founders’ Shares held as of May 25, 2010 and (ii) the difference between 20% of such Founder’s Founders’ Shares held as of May 25, 2010 and the number of such Founder’s Founders’ Shares sold in the IPO, in each case as appropriately adjusted for stock splits and similar events.

(q)                            The term “IPO” means the first Public Offering.

(r)                               The term “Public Offering” means an underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company (and, for purposes of clarity, including any underwriter overallotment option (i.e. a “green shoe” option) relating thereto).

(s)                             The term “Other Common Shares” means shares of Common Stock of the Company held by a Holder other than a Founder and outstanding as of May 25, 2010 that are not Registrable Securities and shares of Common Stock of the Company issuable upon exercise of warrants held by a Holder other than a Founder and outstanding as of May 25, 2010; for purposes of clarity, Other Common Shares shall, solely for purposes of the IPO (but not any other Public Offering), be deemed Registrable Securities.”

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1.4                                 The second sentence of Section 3.1 of the IRA that reads:

“Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including Section 1.10, which is intended to provide benefits to third parties and is intended to be enforceable against the Company by such third parties).”

is replaced in its entirety with the following:

“Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including Section 1.10, which is intended to provide benefits to third parties and is intended to be enforceable against the Company by such third parties), it being understood that the other shareholders of the Company who are not Holders are not intended to be and shall not be deemed to be third party beneficiaries of Section 1.8 as amended.”

2.                                       Additional Principals. The Parties agree that, in connection with the IPO and each Public Offering thereafter to the extent that and until the Threshold Event occurs with respect to an Additional Principal (but in any case not thereafter), such Additional Principal shall be entitled to non-assignable, non-transferable registration rights on parity with and equivalent to those of the Founders and, for purposes of Section 1 of the IRA (as amended above), such Additional Principal shall be deemed a “Founder” and the shares of Common Stock issuable upon exercise of the vested options to purchase shares of Common Stock of the Company held by such Additional Principal as of the date hereof (but not any other shares of Common Stock now or hereafter held by such Additional Principal, including upon exercise of options that are unvested as of the date hereof but may vest after the date hereof) shall be deemed “Founders’ Shares” and therefore “Registrable Securities” (pursuant to clause (ii) of the definition thereof), and in connection therewith such Additional Principal agrees to all of the restrictions and obligations and other terms and conditions applicable under Section 1 of the IRA (as amended above) to a Founder or to a holder of such Founders’ Shares or such Registrable Securities. If any Additional Principal fails to fully comply with all such terms, conditions, restrictions and obligations, then such Additional Principal shall not be entitled to any such registration rights. For purposes of clarity, once a Threshold Event has occurred in respect of an Additional Principal, such Additional Principal shall not be entitled to any further registration rights hereunder.

3.                                       “Market Standoff” Agreement. Each Additional Principal agrees that, during the period of duration specified by the underwriter of Common Stock or other securities of the Company following the effective date of a registration statement relating to a Public Offering, such Additional Principal shall not, to the extent requested in writing by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock included in such registration; provided, however, that such market stand off time period shall not exceed 180 days in connection with the IPO and shall not exceed 90 days in connection with any other such Public Offering. The obligations described

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in this Section shall apply only if all officers, directors and holders of not less than one percent (1%) of the fully-diluted capital stock of the Company enter into similar agreements.

4.                                       Representations and Warranties. Each Party, severally and not jointly, represents and warrants as to itself to the other Parties that (i) such Party has all requisite power and authority to execute and deliver this Agreement/Amendment and to carry out and perform its obligations hereunder, (ii) all action on the part of such Party necessary for the authorization, execution and delivery of this Agreement/Amendment, and the performance of all obligations of such Party hereunder, has been taken, (iii) this Agreement/Amendment has been duly executed and delivered by such Party, and (iv) this Agreement/Amendment is the valid and legally binding obligation of such Party, enforceable against such Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

5.                                       Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things reasonably necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement/Amendment.

6.                                       Miscellaneous. This Agreement/Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature shall be deemed an original. This Agreement/Amendment is the complete and exclusive statement of agreement and understanding of the parties with respect solely to matters herein and replaces and supersedes all prior written or oral agreements, statements, correspondence, negotiations and understandings by and among the parties solely with respect to the matters covered by it. All other terms, conditions, and sections of the IRA not modified by this Agreement/Amendment are unaffected by this Agreement/Amendment and shall remain in full force and effect. If one or more of the provisions of this Agreement/Amendment should, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provisions of this Agreement/Amendment. The titles and subtitles used in this Agreement/Amendment are used for convenience only and are not to be considered in construing or interpreting this Agreement/Amendment. No presumption or burden of proof or persuasion will be implied because this Agreement/Amendment was prepared by or at the request of any Party or its counsel, and no Party will claim or assert otherwise. The Parties agree that any applicable law that would require interpretation of any claimed ambiguities in this Agreement/Amendment against the Party that drafted it has no application and is expressly waived. This Agreement/Amendment may be amended or supplemented only in the same manner as an amendment may be made to the IRA. This Agreement/Amendment shall be governed by and construed under the internal laws of the State of California without giving effect to the principles of conflicts of law of such state.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Amendment and Agreement as of the date first written above.

REALD INC.

By:	/s/ Michael Lewis
Name:	Michael Lewis
Title:	Chief Executive Officer

FOUNDERS

By:	/s/ Michael Lewis
Name:	Michael Lewis

By:	/s/ Joshua Greer
Name:	Joshua Greer

[Signature Page to Amendment and Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment and Agreement as of the date first written above.

SERIES A PREFERRED:

William D. Budinger Revocable Trust

By:	/s/ William D. Budinger
Name:	William D. Budinger
Title:	Trustee

Torque Investments, LLC (formerly known as Hobbit Investments, LLC)

By:	/s/ William M. Budinger
Name:	William M. Budinger
Title:	President of Sunnyside Mgt, Torque’s Manager

LIGHTHOUSE CAPITAL INSURANCE COMPANY

By:	/s/ Janet Sairsiweth / Jayne Tivnan
Name:	Janet Sairsiweth / Jayne Tivnan
Title:	Secretary

By:
Name:	Richard Huston

[Signature Page to Amendment and Agreement]

SERIES B PREFERRED:

William D. Budinger Revocable Trust

By:	/s/ William D. Budinger
Name:	William D. Budinger
Title:	Trustee

Torque Investments, LLC (formerly known as Hobbit Investments, LLC)

By:	/s/ William M. Budinger
Name:	William M. Budinger
Title:	President of Sunnyside Mgt, Torque’s Manager

LIGHTHOUSE CAPITAL INSURANCE COMPANY

By:	/s/ Janet Sairsiweth / Jayne Tivnan
Name:	Janet Sairsiweth / Jayne Tivnan
Title:	Secretary

By:
Name:	Richard Huston

Real Big, LLC

By:	/s/ David L. Marrs
Name:	David L. Marrs
Title:	Manager

[Signature Page to Amendment and Agreement]

The Susan Budinger Loncki Separate Property Trust

By:	/s/ Susan Martin Budinger
Name:	Susan Martin Budinger
Title:	Trustee

By:	/s/ Paul Kagan
Name:	Paul Kagan

By:	/s/ Paul MacCaskill
Name:	Paul MacCaskill

William Charles Powers and Carolyn Clark Powers Trust

By:
Name:
Title:

[Signature Page to Amendment and Agreement]

Series c preferred:

Shamrock Capital Growth Fund II, L.P.

By:	Shamrock Capital Partner II, LLC
Its:	General Partner

	By:	/s/ Stephen D. Royer
	Name:	Stephen D. Royer
	Title:	Executive Vice President

[Signature Page to Amendment and Agreement]

Series D preferred:

MANATUCK HILL SCOUT FUND, L.P.

	By:	/s/ Mark Broach
	Name:	Mark Broach
	Title:	General Partner

MANATUCK HILL MARINER MASTER FUND, L.P

	By:	/s/ Mark Broach
	Name:	Mark Broach
	Title:	General Partner

MANATUCK HILL NAVIGATOR MASTER FUND, L.P.

	By:	/s/ Mark Broach
	Name:	Mark Broach
	Title:	General Partner

Pequot Institutional Master Fund, L.P.

By:	Pequot Capital Management, Inc., as Investment Advisor

	By:	/s/ Debra A. Luf
	Name:	Debra A. Luf
	Title:	SVP & Authorized Signatory

Pequot Endowment Fund, L.P.

By:	Pequot Capital Management, Inc., as Investment Manager

	By:	/s/ Debra A. Luf
	Name:	Debra A. Luf
	Title:	SVP & Authorized Signatory

[Signature Page to Amendment and Agreement]

Pequot Core Global Master Fund, L.P.

By:	Pequot Capital Management, Inc., as Investment Advisor

	By:	/s/ Debra A. Luf
	Name:	Debra A. Luf
	Title:	SVP & Authorized Signatory

Pequot Core Global Investors Master Fund, L.P.

By:	Pequot Capital Management, Inc., as Investment Advisor

	By:	/s/ Debra A. Luf
	Name:	Debra A. Luf
	Title:	SVP & Authorized Signatory

[Signature Page to Amendment and Agreement]

IN WITNESS WHEREOF, the parties have executed this Amendment and Agreement as of the date first written above.

ADDITIONAL PRINCIPALS:

By:	/s/ Joseph Peixoto
Name:	Joseph Peixoto

By:	/s/ Drew Skarupa
Name:	Drew Skarupa

By:	/s/ Robert Mayson
Name	Robert Mayson

[Signature Page to Amendment and Agreement]